                                                                    Exhibit 12.1
                               DELUXE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                      Quarter
                                        Ended                    Years Ended December 31,
                                      March 31,   ---------------------------------------------------------------
                                         1997       1996       1995       1994       1993       1992       1991
                                       --------   --------   --------   --------   --------   --------   --------
Earnings

Income from Continuing Operations
  before Income Taxes                  $ 69,389   $118,765   $169,319   $246,706   $235,913   $324,783   $295,493

Interest expense
(excluding capitalized interest)          2,385     10,649     13,099      9,733     10,070     15,371      8,220

Portion of rent expense under
long-term operating leases
representative of an interest factor      3,473     13,467     14,761     13,554     13,259     12,923     11,807

Amortization of debt expense                 30        121         84         84         84         84         71
                                       --------   --------   --------   --------   --------   --------   --------

TOTAL EARNINGS                         $ 75,277   $143,002   $197,262   $270,077   $259,326   $353,161   $315,591


Fixed charges

Interest Expense
(including capitalized interest)       $  2,497   $ 11,978   $ 14,714   $ 10,492   $ 10,555   $ 15,824   $  8,990

Portion of rent expense under
long-term operating leases
representative of an interest factor      3,473     13,467     14,761     13,554     13,259     12,923     11,807

Amortization of debt expense                 30        121         84         84         84         84         71
                                       --------   --------   --------   --------   --------   --------   --------

TOTAL FIXED CHARGES                    $  6,000   $ 25,566   $ 29,559   $ 24,130   $ 23,898   $ 28,831   $ 20,868



RATIO OF EARNINGS
TO FIXED CHARGES:                          12.5        5.6        6.7       11.2       10.9       12.2       15.1
